Exhibit 10.1

FOURTH AMENDMENT TO
AMENDED AND RESTATED PROMISSORY NOTE

This FOURTH AMENDMENT (this “Amendment”) to the Amended and Restated Promissory Note (the “Note”), by and between Skywords Family Foundation Inc. (“Lender”) and Cyanotech Corporation, a Nevada Corporation (“Borrower”), dated as of April 12, 2021, as amended on December 14, 2022, August 14, 2023 and August 9, 2024, is entered into as of May 2, 2025. Except as otherwise provided herein, all capitalized terms not specifically defined herein will have the same meanings ascribed to them in the Note.

RECITALS

WHEREAS, Lender and Borrower are parties to the Note, pursuant to which Borrower is entitled to request certain Revolving Loans from Lender up to the Maximum Revolving Amount, subject to the terms and conditions of the Note; and

WHEREAS, Lender and Borrower desire to amend the Note to modify certain provisions related to the payment of interest as contemplated by the Note.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

AGREEMENT

1.	Amendments to the Note. The Note is hereby amended as follows:

a.	Section 4 shall be amended to insert the following sentence at the end of Section 4:

Notwithstanding anything to the contrary contained herein, for the interest accrued during the fiscal year ended March 31, 2026, the Borrower, in its sole discretion, may elect to pay such interest payment in the form of its common stock, par value $0.02 per share (the “Borrower Common Stock”), at a per share value of $1.00 per share of Borrower Common Stock (such shares, the “Interest Payment Shares”), and the Lender will accept such Interest Payment Shares as full satisfaction of interest accrued during the fiscal year ended March 31, 2026.

b.	The Note shall be amended to insert the following Section 23:

23.   Interest Payment Shares.

(a)         The Lender represents and warrants to the Borrower that it is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) and the Lender is acquiring the Interest Payment Shares, if the Borrower so elects, for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Interest Payment Shares in a manner that would violate the registration requirements of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. The Investor acknowledges and agrees that the Interest Payment Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except: (i) to the Borrower or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a legend to such effect. The Lender is able to bear the economic risk of holding the Interest Payment Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. The Investor acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the investment in the Interest Payment Shares. The Lender has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Interest Payment Shares.

(b)         The Lender understands that the Interest Payment Shares are “restricted securities” under applicable federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving any public offering and that under such laws and applicable regulations the Interest Payment Shares may be resold without registration under the Securities Act only in certain limited circumstances.

(c)         In the event the Borrower elects to make a payment in the form of Interest Payment Shares as contemplated in Section 4, the Lender may elect to have the Interest Payment Shares registered in the name of a charitable organization (the “Designated Recipient”); provided that the Lender and the Designated Recipient will provide any information or documentation reasonably requested by the Borrower to verify its identity and eligibility to receive the Interest Payment Shares or otherwise requested in connection with the issuance of the Interest Payment Shares.

2.          Effect of Amendment. Except as otherwise explicitly provided in this Amendment, the Note will remain unchanged and in full force and effect. The term “Note” as used in the Agreement shall for all purposes refer to the Note as amended on December 14, 2022, August 14, 2023 and August 9, 2024 and as further amended by this Amendment.

3.          Complete Agreement. The Note, as amended on December 14, 2022, August 14, 2023 and August 9, 2024 and as further amended by this Amendment, represents the complete agreement and understanding among the parties with respect to, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to, the subject matter hereof in any way.

4.          Counterparts. This Amendment may be executed in separate counterparts (including by means of facsimile or by electronic transmission in portable document format (pdf) or comparable electronic transmission), each of which is deemed to be an original and all of which taken together constitute one and the same document.

5.          Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California and as set forth in Section 17 of the Note, as if an original part thereof.

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment effective as of the date first above written.

BORROWER:

Cyanotech Corporation

By: /s/Matthew K. Custer

Name: Matthew K. Custer

Title: President and CEO

LENDER:

Skywords Family Foundation, Inc.

By:/s/Michael Davis

Name: Michael Davis

Title: President